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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): February 15, 2002

HPL TECHNOLOGIES, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	000-32967 (Commission File No.)	77-0550714 (I.R.S. Employer Identification No.)
2033 Gateway Place, San Jose California (Address of Principal Executive Offices)	95110 (Zip Code)

Registrant's telephone number, including area code: (408) 437-1466

Item 2. Acquisition or Disposition of Assets.

        On February 15, 2002, HPL Technologies, Inc. (the "Company" or "HPL") acquired Covalar Technologies Group, Inc., a Texas corporation ("Covalar"), for (i) up to 1.48 million shares of HPL common stock, plus up to 418,000 additional shares that may be issued upon the exercise of assumed Covalar stock options, valued in aggregate at $25.3 million, and (ii) $10 million in cash, before Covalar's transaction-related costs. The exact number of shares to be issued will depend on the number of stock options exercised by Covalar's employees and the number of shares held by Covalar's dissenting shareholders, if any. The Company has also agreed to issue up to 600,000 additional shares of common stock based on Covalar's revenues earned during the year following the acquisition.

        The acquisition was effected by the merger of Covalar with and into HPL Acquisition Sub, Inc., a wholly-owned subsidiary of the Company. As a result of the merger, HPL Acquisition Sub succeeded to the assets and liabilities of Covalar. Following the merger, HPL Acquisition Sub changed its name to HPL Texas, Inc., a Delaware corporation.

Item 7. Financial Statements and Exhibits.

  (a)
  Financial Statements of Business Acquired.

        The required financial statements will be filed on Form 8-K/A as soon as practicable, but not later than May 1, 2002.

  (b)
  Pro Forma Financial Information.

        The required pro forma financial statements will be filed on Form 8-K/A as soon as practicable, but not later than May 1, 2002.

  (c)
  The following exhibits are included as part of this report:

2.1	Agreement and Plan of Merger, dated as of January 29, 2002, by and among HPL Technologies, Inc., a Delaware corporation, HPL Acquisition Sub, Inc., a Delaware corporation and Covalar Technologies Group, Inc., a Texas corporation.
23.1	Consent of Auditors*

*
To be filed by amendment.

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SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.

HPL TECHNOLOGIES, INC.
	By:	/s/ Y. DAVID LEPEJIAN Y. David Lepejian President and Chief Executive Officer
Date: March 4, 2002

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EXHIBIT INDEX

Exhibit	Description
2.1
Agreement and Plan of Merger, dated as of January 29, 2002, by and among HPL Technologies, Inc., a Delaware corporation, HPL Acquisition Sub, Inc., a Delaware corporation and Covalar Technologies Group, Inc., a Texas corporation.
23.1	Consent of Auditors*

*
To be filed by amendment.

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SIGNATURE
EXHIBIT INDEX